Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Reports Sequential Sales Growth and Strong Margins for
Third Quarter 2020; Generates $37 million in Cash from Operations

•	Net sales grew $3.3 million sequentially to $122.6 million compared with trailing second quarter
o	Electronics sales up 42% over trailing second quarter to $24.4 million
•	Gross margin expanded 50 basis points over prior-year period to 38.3% on lower volume demonstrating improved operational efficiencies
•	Generated $36.7 million of cash from operations and reduced net debt-to-Adjusted EBITDA to 2.0x
•	Paid its 96th Sequential Cash Dividend on October 20, 2020
•	Expecting revenue in the range of $485 to $495 million and Adjusted EBITDA margin of approximately 22% for the full year 2020
•	Signed definitive agreement to acquire Balboa Water Group for $218.5 million which is expected to close before year end

SARASOTA, FL, November 2, 2020 — Helios Technologies, Inc. (Nasdaq: HLIO) (“Helios” or the “Company”), a global industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets, today reported financial results for the third quarter and year-to-date period ended September 26, 2020.

Josef Matosevic, the Company’s President and Chief Executive Officer, commented, “We delivered excellent quarterly results with total revenue exceeding our expectations while expanding gross margins, which resulted in better-than-expected consolidated decremental adjusted operating margin of 29%*. Our businesses demonstrated their ability to quickly adjust to rapidly changing market conditions. Our disciplined execution, continued productivity improvements, and ongoing cost containment are what enabled gross margins to expand on lower volumes.”

He continued, “We generated $36.7 million of cash in the quarter which was 44% more than the prior-year period. Our ability to generate cash enabled us to reduce net debt by over $50 million year-to-date and continue to be a consistent dividend payer over the last twenty-four years. This cash generation provides us the financial flexibility to make the acquisition we recently announced and gives us strong confidence in our ability to de-lever the balance sheet post acquisition back to our 2x net debt-to-adjusted EBITDA target. We entered into a definitive agreement on October 9, 2020, to acquire Balboa Water Group for $218.5 million using cash and debt. This is an ideal fit for our Electronics segment and entirely aligns with our Vision 2025 strategy. Balboa has differentiated, proprietary controls technology which we plan to leverage and accelerate the Electronics segment’s ability to innovate and penetrate new and existing end markets.”

*Consolidated decremental adjusted operating margin is defined as the change in adjusted operating income divided by the change in sales.

Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Reports Third Quarter 2020

November 2, 2020

Third Quarter 2020 Consolidated Results

($ in millions, except per share data)	Q3 2020	Q3 2019	Change		% Change
Net sales	$122.6	$138.0	$(15.4)		(11%)
Gross profit	$46.9	$52.1	$(5.2)		(10%)
Gross margin	38.3%	37.8%	50	bps
Operating income	$18.3	$19.1	$(0.8)		(4%)
Operating margin	14.9%	13.8%	110	bps
Non-GAAP adjusted operating margin	19.3%	20.4%	(110)	bps
Net income	$13.0	$12.8	$0.2		2%
Diluted EPS	$0.40	$0.40	$-		0%
Non-GAAP cash net income	$17.0	$19.5	$(2.5)		(13%)
Non-GAAP cash EPS	$0.53	$0.61	$(0.08)		(13%)
Adjusted EBITDA	$28.7	$32.6	$(3.9)		(12%)
Adjusted EBITDA margin	23.4%	23.6%	(20)	bps

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization, and certain non-recurring charges) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•	The majority of the change in sales reflects the impact on demand of the macro industrial softness resulting from the COVID-19 pandemic
•	Foreign currency translation impact on sales: $2.0 million

Profits and margins

•	Gross profit and margin drivers: gross profit reflects lower sales volume while gross margin expanded 50 basis points driven by successful management of our fixed cost base and favorable product mix
•

Selling, engineering and administrative (“SEA”) expenses: as a percentage of sales improved 200 basis points reflecting cost containment initiatives which were partially offset by $0.1 million of acquisition costs and $0.6 million of officer transition costs

•	Amortization of intangible assets: $4.6 million, comparable with the prior-year period

Non-operating items

•	Net interest expense: was $2.7 million in the quarter lower by $1.1 million compared to the prior year period due to reduced debt balances
•	Effective tax rate: 20.7% compared with 17.3% in the prior year period

Net income, earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•	GAAP net income and earnings per share: $13.0 million up 2% over the prior year period, and $0.40 per share flat with last year, respectively
•	Non-GAAP cash earnings per share: $0.53 compared with $0.61 last year due primarily to lower sales
•	Adjusted EBITDA margin: sequentially was up 80 bps to 23.4% compared with the second quarter 2020 of 22.6%

Helios Technologies Reports Third Quarter 2020

November 2, 2020

Year-to-date 2020 Consolidated Results

($ in millions, except per share data)	2020	2019	Change		% Change
Net sales	$371.4	$428.7	$(57.3)		(13%)
Gross profit	$143.5	$164.9	$(21.4)		(13%)
Gross margin	38.6%	38.5%	10	bps
Operating income	$25.0	$71.3	$(46.3)		(65%)
Operating margin	6.7%	16.6%	(990)	bps
Non-GAAP adjusted operating margin	19.7%	20.8%	(110)	bps
Net income	$8.7	$46.5	$(37.8)		(81%)
Diluted EPS	$0.27	$1.45	$(1.18)		(81%)
Non-GAAP cash net income	$52.7	$60.6	$(7.9)		(13%)
Non-GAAP cash EPS	$1.64	$1.89	$(0.25)		(13%)
Adjusted EBITDA	$86.1	$102.0	$(15.9)		(16%)
Adjusted EBITDA margin	23.2%	23.8%	(60)	bps

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization, and certain non-recurring charges) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•	The majority of the change in sales reflects the impact on demand of the macro industrial softness resulting from the COVID-19 pandemic
•	Foreign currency translation impact on sales: ($1.8) million

Profits and margins

•	Gross profit and margin drivers: gross margin improved 10 basis points on lower volume from production efficiencies and favorable product mix
•

SEA expenses: improved $2.2 million primarily due to cost management efforts, even after $2.4 million in officer transition costs and $0.2 million in incremental acquisition and financing-related expenses

•	Amortization of intangible assets: $13.3 million compared with $13.5 million in prior year
•	Goodwill impairment charge: $31.9 million, related to Faster’s change in market outlook resulting from the COVID-19 pandemic

Non-operating items

•	Net interest expense: $3.7 million improvement to $8.6 million from reduction of approximately $50 million in net debt
•

Effective tax rate: 16.9%, excludes non-taxable goodwill impairment charge, down from 20.5% in prior year, included certain one-time benefits in the second quarter 2020 that reduced the year-to-date effective tax rate

Helios Technologies Reports Third Quarter 2020

November 2, 2020

Earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•

GAAP Earnings per share: included a $31.9 million charge for goodwill impairment, reflects impact of reduced sales volume, partially offset by cost management efforts, lower interest and one-time tax benefit

•	Non-GAAP cash earnings per share: change is similar to the GAAP earnings per share explanation above, adjusted for amortization, goodwill impairment charge and other unusual items
•	Adjusted EBITDA margin: 60 basis point change reflects lower sales volume somewhat offset by effective cost management efforts and production efficiencies

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions, except per share data)
Hydraulics
	Q3 2020	Q3 2019	Change		% Change
Net Sales
Americas	$27.7	$43.3	$(15.6)		(36%)
EMEA	$32.1	$31.9	$0.2		1%
APAC	$38.4	$34.9	$3.5		10%
Total Segment Sales	$98.2	$110.1	$(11.9)		(11%)
Gross Profit	$35.5	$39.1	$(3.6)		(9%)
Gross Margin	36.1%	35.5%	60	bps
SEA Expenses	$16.6	$21.2	$(4.6)		(22%)
Operating Income	$18.9	$17.9	$1.0		6%
Operating Margin	19.2%	16.3%	290	bps

Third Quarter Hydraulics Segment Review

•

Higher sales in the Europe, Middle East, Africa (“EMEA”) and Asia/Pacific (“APAC”) regions were driven by demand from the construction and agricultural end markets; foreign currency exchange rates had a $1.9 million impact on sales

•

Gross margin improved 60 basis points due to favorable change in sales mix, the effectiveness of the factory consolidation of the CVT facility in Florida and savings from cost containment efforts such as over-time management, decreased usage of temporary labor and inventory and supplies costs management

•

Operating margin improved 290 basis points driven by some one-time expenses in the year-ago period related to restructuring and disposal of an intangible asset, as well as effective cost management efforts and production efficiencies in the current quarter

Helios Technologies Reports Third Quarter 2020

November 2, 2020

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions, except per share data)
Electronics
	Q3 2020	Q3 2019	Change		% Change
Net Sales
Americas	$21.4	$24.1	$(2.7)		(11%)
EMEA	$1.5	$2.1	$(0.6)		(29%)
APAC	$1.5	$1.8	$(0.3)		(17%)
Total Segment Sales	$24.4	$28.0	$(3.6)		(13%)
Gross Profit	$11.4	$13.0	$(1.6)		(12%)
Gross Margin	46.8%	46.4%	40	bps
SEA Expenses	$6.7	$7.0	$(0.3)		(4%)
Operating Income	$4.7	$6.0	$(1.3)		(22%)
Operating Margin	19.2%	21.4%	(220)	bps

Third Quarter Electronics Segment Review

•

Sales recovered in the third quarter compared with the trailing second quarter although year-over-year still reflects demand impacts from the pandemic as well as the intentional shift in customer base which involved removing certain contractual obligations enabling broader market penetration

•

Third quarter 2020 gross margin improved 40 basis points due to favorable sales mix and cost management efforts during the quarter. Cost containment measures helped to offset the impact of decremental leverage on lower volume resulting in operating income of $4.7 million

Balance Sheet and Cash Flow Review

•	Total debt improved to $260.4 million at September 26, 2020, from $300.4 million at December 28, 2019
•	Cash and cash equivalents at September 26, 2020 were $32.4 million, up $10.3 million from the end of 2019
•	Net debt-to-adjusted EBITDA reached the Companies target 2.0x at September 26, 2020. At the end of the quarter, the Company had $231.3 million available on its revolving line of credit
•

Net cash provided by operations was $77.0 million and $50.9 million year to date in 2020 and 2019, respectively.  The Company generated $36.7 million of cash from operations in the current quarter up from $25.5 million in the prior-year period

•

Capital expenditures were $7.2 million year to date.  Capital expenditure levels reflect the focus on cash preservation in light of the impact of COVID-19 on economic conditions.  Given the current environment, capital expenditures in 2020 are focused on higher priority and critical projects

Balboa Water Group Acquisition

On October 12, 2020, the Company announced it had signed a definitive agreement on October 9, 2020 to acquire BWG Holdings I Corp. (operating as Balboa Water Group) for $218.5 million from investment funds affiliated with AEA Investors LP (the “Acquisition”). Helios plans to fund the Acquisition through a combination of cash and existing and new credit facilities. Helios expects to close the transaction in the fourth quarter of 2020, subject to customary closing conditions and regulatory approvals.

Helios Technologies Reports Third Quarter 2020

November 2, 2020

2020 Outlook

As of November 2, 2020, the Company expects revenue to range from $485 to $495 million for the full year 2020, which incorporates expectations of typical seasonality in the fourth quarter for the Electronics segment combined with recovering order levels for the Hydraulics segment. The Company also expects Adjusted EBITDA margin to be approximately 22% for the full year 2020.The outlook does not include any contribution from the Acquisition.

Mr. Matosevic concluded, “The value of the diversity of our end markets, which will be further enhanced with the addition of Balboa, was demonstrated in our results this quarter. As we look farther out, we believe the successful execution of our strategy to grow through end market and geographic diversification, leading market share in niche applications and expanding product offerings will enable us to achieve our Vision 2025 goals. In fact, the Helios team is excited about the opportunities in front of us as we work to accelerate our achievements and create a stronger, scalable and more dynamic business.”

Webcast

The Company will host a conference call and webcast today at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from 12:00 p.m. ET on the day of the call through Tuesday, November 9, 2020.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13711361.  The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global industrial technology leader that develops and manufactures hydraulic and electronic control solutions for diverse markets.  The Company operates in two business segments, Hydraulics and Electronics.  The Hydraulics segment markets and sells products globally under the brands of Sun Hydraulics in relation to cartridge valve technology, Custom Fluidpower with regard to hydraulic system design and Faster in connection with quick release coupling solutions.  Global Electronics brands include Enovation Controls and Murphy for fully-tailored solutions with a broad range of rugged and reliable instruments such as displays, controls and instrumentation products.  Helios Technologies and information about its associated companies is available online at www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the timing of completion of the Acquisition and the expected benefits and synergies from the Acquisition; (iii) the Company’s financing plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; and (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance

Helios Technologies Reports Third Quarter 2020

November 2, 2020

should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) conditions in the capital markets, including the interest rate environment and the availability of capital; (ii) the risk that the Acquisition will not be consummated in a timely manner or at all, our failure to realize the benefits expected from the Acquisition, our failure to promptly and effectively integrate the Acquisition and the ability of Helios to retain and hire key personnel, and maintain relationships with suppliers; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; and (iv) new product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 28, 2019 and Part II, Item IA, “Risk Factors” in the Company’s Form 10-Q for the quarter ended March 28, 2020 and other filings with the Securities and Exchange Commission.

This news release will discuss some historical non-GAAP financial measures, which the Company believes are useful in evaluating its performance. The determination of the amounts that are excluded from these non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.

This news release also presents forward-looking statements regarding non-GAAP Adjusted EBITDA margin. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s full 2020 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:
Tania Almond

Vice President, Investor Relations & Corporate Communications

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

Financial Tables Follow:

Helios Technologies Reports Third Quarter 2020

November 2, 2020

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 26,	September 28,		September 26,	September 28,
	2020	2019	% Change	2020	2019	% Change

Net sales	$122,645	$138,045	(11)%	$371,422	$428,738	(13)%
Cost of sales	75,702	85,926	(12)%	227,910	263,884	(14)%
Gross profit	46,943	52,119	(10)%	143,512	164,854	(13)%
Gross margin	38.3%	37.8%		38.6%	38.5%

Selling, engineering and administrative expenses	24,042	24,066	(0)%	73,306	75,531	(3)%
Restructuring charges	-	1,724	NM	-	1,724	NM
Amortization of intangible assets	4,558	4,478	2%	13,323	13,544	(2)%
Goodwill impairment	-	-	NM	31,871	-	NM
Loss on disposal of intangible asset	-	2,713	NM	-	2,713	NM
Operating income	18,343	19,138	(4)%	25,012	71,342	(65)%
Operating margin	14.9%	13.8%		6.7%	16.6%

Interest expense, net	2,730	3,790	(28)%	8,572	12,223	(30)%
Foreign currency transaction (gain) loss, net	(727)	30	NM	(319)	92	NM
Miscellaneous income, net	(9)	(72)	(88)%	(85)	(122)	(30)%
Change in fair value of contingent consideration	(13)	(72)	(82)%	(47)	703	NM
Income before income taxes	16,362	15,462	6%	16,891	58,446	(71)%
Income tax provision	3,380	2,671	27%	8,224	11,986	(31)%
Net income	$12,982	$12,791	1%	$8,667	$46,460	(81)%

Basic and diluted net income per common share	$0.40	$0.40	-%	$0.27	$1.45	(81)%

Basic and diluted weighted average shares outstanding	32,095	32,027		32,079	32,006

Dividends declared per share	$0.09	$0.09		$0.27	$0.27

NM = Not meaningful

Helios Technologies Reports Third Quarter 2020

November 2, 2020

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 26,	December 28,
	2020	2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,444	$22,123
Restricted cash	38	39
Accounts receivable, net of allowance for doubtful accounts
of $1,459 and $1,131	71,585	66,677
Inventories, net	77,641	85,195
Income taxes receivable	5,553	3,196
Other current assets	16,729	15,359
Total current assets	203,990	192,589
Property, plant and equipment, net	139,318	145,854
Deferred income taxes	6,843	5,803
Goodwill	354,744	377,569
Other intangible assets, net	289,667	294,651
Other assets	4,603	5,285
Total assets	$999,165	$1,021,751
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$31,347	$29,730
Accrued compensation and benefits	18,473	16,898
Other accrued expenses and current liabilities	13,222	13,549
Current portion of contingent consideration	-	828
Current portion of long-term non-revolving debt, net	11,808	7,623
Dividends payable	2,890	2,884
Income taxes payable	8,676	4,941
Total current liabilities	86,416	76,453
Revolving lines of credit	168,398	208,708
Long-term non-revolving debt, net	80,149	84,062
Deferred income taxes	49,434	49,290
Other noncurrent liabilities	26,952	25,602
Total liabilities	411,349	444,115
Commitments and contingencies	-	-
Shareholders’ equity:
Preferred stock, par value $0.001, 2,000 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100,000 shares authorized,
32,096 and 32,047 shares issued and outstanding	32	32
Capital in excess of par value	369,510	365,310
Retained earnings	267,660	267,658
Accumulated other comprehensive loss	(49,386)	(55,364)
Total shareholders’ equity	587,816	577,636
Total liabilities and shareholders’ equity	$999,165	$1,021,751

Helios Technologies Reports Third Quarter 2020

November 2, 2020

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 26,	September 28,
	2020	2019
Cash flows from operating activities:
Net income	$8,667	$46,460
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	25,805	26,006
(Gain) loss on disposal of assets	(32)	2,793
Goodwill impairment	31,871	-
Stock-based compensation expense	3,830	4,058
Amortization of debt issuance costs	537	545
Benefit for deferred income taxes	(2,937)	(1,381)
Change in fair value of contingent consideration	(47)	630
Forward contract losses (gains), net	2,513	(3,973)
Net investment hedge loss	164	-
Other, net	1,202	1,304
(Increase) decrease in operating assets:
Accounts receivable	(4,685)	(6,533)
Inventories	7,776	(6,674)
Income taxes receivable	(2,874)	(1,598)
Other current assets	(1,382)	(3,448)
Other assets	2,613	1,259
Increase (decrease) in operating liabilities:
Accounts payable	1,387	(5,046)
Accrued expenses and other liabilities	955	6,249
Income taxes payable	3,548	3,363
Other noncurrent liabilities	(1,884)	(2,386)
Contingent consideration payment in excess of acquisition date fair value	-	(10,731)
Net cash provided by operating activities	77,027	50,897
Cash flows from investing activities:
Capital expenditures	(7,155)	(19,584)
Proceeds from dispositions of equipment	103	124
Cash settlement of forward contracts	(1,742)	2,256
Software development costs	(227)	-
Net cash used in investing activities	(9,021)	(17,204)
Cash flows from financing activities:
Borrowings on revolving credit facilities	11,000	107,814
Repayment of borrowings on revolving credit facilities	(55,609)	(135,750)
Borrowings on long-term non-revolving debt	5,812	-
Repayment of borrowings on long-term non-revolving debt	(5,905)	(4,188)
Proceeds from stock issued	1,027	1,252
Dividends to shareholders	(8,660)	(8,641)
Payment of contingent consideration liability	(830)	(7,064)
Other financing activities	(1,107)	(1,370)
Net cash used in financing activities	(54,272)	(47,947)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,414)	4,482
Net increase (decrease) in cash, cash equivalents and restricted cash	10,320	(9,772)
Cash, cash equivalents and restricted cash, beginning of period	22,162	23,515
Cash, cash equivalents and restricted cash, end of period	$32,482	$13,743

Helios Technologies Reports Third Quarter 2020

November 2, 2020

HELIOS TECHNOLOGIES

SEGMENT DATA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019

Sales:
Hydraulics	$98,206	$110,089	$304,113	$340,262
Electronics	24,439	27,956	67,309	88,476
Consolidated	$122,645	$138,045	$371,422	$428,738

Gross profit and margin:
Hydraulics	$35,547	$39,112	$112,695	$124,153
	36.2%	35.5%	37.1%	36.5%
Electronics	11,396	13,007	30,817	40,701
	46.8%	46.4%	45.7%	46.0%
Consolidated	$46,943	$52,119	$143,512	$164,854
	38.3%	37.8%	38.6%	38.5%

Operating income and margin:
Hydraulics	$18,942	$17,867	$62,413	$65,752
	19.2%	16.3%	20.5%	19.3%
Electronics	4,683	5,977	10,400	18,977
	19.2%	21.4%	15.5%	21.5%
Corporate and other	(5,282)	(4,706)	(47,801)	(13,387)
Consolidated	$18,343	$19,138	$25,012	$71,342
	14.9%	13.8%	6.7%	16.6%

Helios Technologies Reports Third Quarter 2020

November 2, 2020

HELIOS TECHNOLOGIES

ADDITIONAL INFORMATION

(Unaudited)

2020 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	YTD 2020	% Change y/y
Americas:
Hydraulics	$37.3	(10%)	$34.2	(17%)	$27.7	(36%)	$99.4	(21%)
Electronics	21.6	(17%)	13.4	(50%)	21.4	(11%)	56.4	(26%)
Consol. Americas	58.9	(13%)	47.6	(30%)	49.1	(27%)	155.8	(23%)
% of total	45%		40%		40%		42%
EMEA:
Hydraulics	33.5	(20%)	31.2	(15%)	32.1	1%	96.7	(12%)
Electronics	2.5	0%	1.9	6%	1.5	(29%)	5.9	(8%)
Consol. EMEA	36.0	(19%)	33.1	(14%)	33.6	(1%)	102.6	(12%)
% of total	28%		28%		27%		28%
APAC:
Hydraulics	$33.0	(0%)	$36.7	3%	$38.4	10%	$108.0	4%
Electronics	1.6	(11%)	1.9	12%	1.5	(17%)	5.0	(6%)
Consol. APAC	34.6	(1%)	38.6	3%	39.9	9%	113.0	4%
% of total	27%		32%		33%		30%
Total	$129.5	(12%)	$119.3	(17%)	$122.6	(11%)	$371.4	(13%)

2019 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	YTD 2019	% Change y/y
Americas:
Hydraulics	$41.6	58%	$41.2	4%	$43.3	13%	$126.1	21%
Electronics	26.1	(13%)	26.6	(5%)	24.0	(12%)	76.7	(10%)
Consol. Americas	67.7	20%	67.8	0%	67.3	2%	202.8	7%
% of total	46%		47%		49%		47%
EMEA:
Hydraulics	41.8	113%	36.8	(9%)	31.9	(8%)	110.5	17%
Electronics	2.5	(7%)	1.8	(33%)	2.1	(22%)	6.4	(21%)
Consol. EMEA	44.3	99%	38.6	(11%)	34.0	(9%)	116.9	14%
% of total	30%		27%		25%		27%
APAC:
Hydraulics	33.1	99%	35.7	53%	34.9	12%	103.7	46%
Electronics	1.8	(5%)	1.7	(15%)	1.8	13%	5.3	(4%)
Consol. APAC	34.9	89%	37.4	47%	36.7	12%	109.0	42%
% of total	24%		26%		26%		26%
Total	$146.9	51%	$143.8	6%	$138.0	2%	$428.7	16%

Helios Technologies Reports Third Quarter 2020

November 2, 2020

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019
GAAP operating income	$18,343	$19,138	$25,012	$71,342
Acquisition-related amortization of intangible assets	4,558	4,458	13,323	13,403
Acquisition and financing-related expenses	101	-	176	11
Restructuring charges	64	1,724	361	1,724
CEO and officer transition costs	622	-	2,431	-
Loss on disposal of intangible asset	-	2,713	-	2,713
Goodwill impairment	-	-	31,871	-
Other	-	127	-	127
Non-GAAP adjusted operating income	$23,688	$28,160	$73,174	$89,320
GAAP operating margin	14.9%	13.8%	6.7%	16.6%
Non-GAAP Adjusted operating margin	19.3%	20.4%	19.7%	20.8%

Adjusted EBITDA RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	September 26,	September 28,	September 26,	September 28,	September 26,
	2020	2019	2020	2019	2020
Net income	$12,982	$12,791	$8,667	$46,460	$22,476
Interest expense, net	2,730	3,790	8,572	12,223	11,736
Income tax provision	3,380	2,671	8,224	11,986	11,276
Depreciation and amortization	8,784	8,811	25,805	26,006	35,014
EBITDA	27,876	28,063	51,268	96,675	80,502
Acquisition and financing-related expenses	101	-	176	11	175
Restructuring charges	64	1,724	361	1,724	362
CEO and officer transition costs	622	-	2,431	-	2,431
Goodwill impairment	-	-	31,871	-	31,871
Loss on disposal of intangible asset	-	2,713	-	2,713	-
Other	-	127	-	127	-
Change in fair value of contingent consideration	(13)	(72)	(47)	703	(98)
Adjusted EBITDA	$28,650	$32,555	$86,060	$101,953	$115,243
Adjusted EBITDA margin	23.4%	23.6%	23.2%	23.8%	23.2%

Helios Technologies Reports Third Quarter 2020

November 2, 2020

HELIOS TECHNOLOGIES

Non-GAAP Cash Net Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019
Net income	$12,982	$12,791	$8,667	$46,460
Amortization of intangible assets	4,558	4,478	13,323	13,544
Acquisition and financing-related expenses	101	-	176	11
Restructuring charges	64	1,724	361	1,724
CEO and officer transition costs	622	-	2,431	-
Goodwill impairment	-	-	31,871	-
Change in fair value of contingent consideration	(13)	(72)	(47)	703
Loss on disposal of intangible asset	-	2,713	-	2,713
Other	-	127	-	127
Tax effect of above	(1,333)	(2,243)	(4,061)	(4,706)
Non-GAAP cash net income	$16,981	$19,518	$52,721	$60,576
Non-GAAP cash net income per diluted share	$0.53	$0.61	$1.64	$1.89

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In thousands)

(Unaudited)

As of
September 26,
2020
Current portion of long-term non-revolving debt, net	$11,808
Revolving lines of credit	168,398
Long-term non-revolving debt, net	80,149
Total debt	260,355
Less: Cash and cash equivalents	32,444
Net debt	$227,911

Adjusted EBITDA, TTM ended September 26, 2020	$115,243
Ratio of net debt to TTM adjusted EBITDA	2.0

Non-GAAP Financial Measures:

Adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP.  Nevertheless, Helios believes that providing non-GAAP information such as adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are important for investors and other readers of Helios’s financial statements, as they are used as analytical indicators by Helios’s management to better understand operating performance.  Because adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are non-GAAP measures and are thus susceptible to varying calculations, adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share, as presented, may not be directly comparable to other similarly titled measures used by other companies.